EXHIBIT 99.4




                                   CONSENT OF
                               MERRILL LYNCH & CO.


         We hereby consent to the use of our name and to the description of our opinion letter, dated August 14, 1997, under the caption "Role of Financial Advisors; Opinion of Grace Financial Advisors" in, and to the inclusion of such opinion letter as Annex D to, the Joint Proxy Statement/Prospectus of Sealed Air Corporation and W. R. Grace & Co., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of W. R. Grace & Co. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            /s/ Merrill Lynch & Co.
                                            MERRILL LYNCH & CO.


New York, New York
February 13, 1998